EXHIBIT 10.1

AMENDMENT NO. 4 TO

PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 4 TO PURCHASE AND SALE AGREEMENT (“Amendment No. 4”) made and entered into effective as of July 21, 2017 (the “Effective Date”) amends that certain PURCHASE AND SALE AGREEMENT dated August 25, 2016, and those certain Amendments to Purchase and Sale Agreement dated January 22, 2017, March 22, 2017 and May 22, 2017 (collectively, the “Agreement”) by and between PDC TN/FL, LLC, a Delaware limited liability company (the “Purchaser”), and Dover Motorsports, Inc., a Delaware corporation, and Nashville Speedway, USA, Inc., a Delaware corporation (collectively, the “Seller”).

WITNESSETH:

WHEREAS, the parties desire a thirty (30) day extension of the Agreement in order to finalize new agreements relative to a restructured transaction involving the sale of a portion of the Real Property and an option for an additional portion of the Property; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2.	Purchaser and Seller shall negotiate in good faith relative to new agreements for (1) the sale of 150 acres of the Real Property for a purchase price of $35,000 per acre, and (2) an option for three (3) years on an additional 150 acres for a purchase price of $55,000 per acre, all on terms and conditions reasonably acceptable to the parties.

3.	Earnest Money in the amount of $750,000 has previously been deposited and will be applied against the purchase price of the first 150 acres described above or refunded to Purchaser if agreements acceptable to both parties are not executed within the next thirty (30) days.

4.	To facilitate execution, this Amendment No. 4 may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Execution evidenced by facsimile signature and/or PDF signature shall be deemed an original for all purposes.

5.	Except as modified above, the terms and conditions of the Agreement shall continue in full force and effect.

SIGNATURES ON FOLLOWING PAGE.

SIGNATURE PAGE TO AMENDMENT NO. 4.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 effective as of the Effective Date.

PURCHASER:	PDC TN/FL, LLC,
a Delaware limited liability company

	By:	/s/ Whitfield Hamilton
Whitfield Hamilton, Local Partner

SELLER:	NASHVILLE SPEEDWAY, USA, INC.,
a Delaware corporation

	By:	/s/ Klaus M. Belohoubek
Klaus M. Belohoubek,
Senior Vice President –General Counsel

DOVER MOTORSPORTS, INC.,
a Delaware corporation

	By:	/s/ Klaus M. Belohoubek
Klaus M. Belohoubek,
Senior Vice President –General Counsel

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